UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 28, 2012

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

15770 Dallas Parkway, Suite 1290, Dallas, TX	75248
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2012, SWK Holdings Corporation (“SWK” or the “Company”) appointed Charles Jacobson as the Company’s Chief Financial Officer, effective September 4, 2012.

Charles Jacobson, age 41, has served as the Managing Director of the Pine Hill Group, LLC (“Pine Hill”), a consulting firm which he co-founded in 2007.  Pine Hill provides management level finance and accounting services to middle market public and private companies. From 2008 to 2011, Mr. Jacobson served as Chief Financial Officer of FS Investment Corporation pursuant to an agreement between Pine Hill and FS Investment Corporation. From 2001 to 2007, Mr. Jacobson worked for ATX Communications, Inc. (“ATX”), becoming the organization’s senior vice president of finance where he was responsible for managing ATX’s finance organization. Prior to working for ATX, Mr. Jacobson held senior managerial audit positions with Ernst & Young LLP from 1999 to 2000 and with BDO Seidman, LLP from 1996 to 1999, where he was responsible for audit engagements of private, pre-IPO and publicly traded companies in a variety of different industries. Mr. Jacobson began his professional career in 1993 at a regional public accounting firm where he performed audits on governmental entities. Mr. Jacobson is a Certified Public Accountant and holds a B.S. in Accounting from Rutgers University.

Mr. Jacobson will carry out his role as Chief Financial Officer of the Company pursuant to an agreement between the Company and Pine Hill. The agreement outlines the scope of responsibilities of Pine Hill, as well as Mr. Jacobson’s role. These include, but are not limited to, matters relating to the preparation and filing of the company’s periodic reports under the Securities and Exchange Act of 1934, the preparation of the company’s financial statements included therein, and assisting the Company’s independent auditors with respect to developing and maintaining a system of internal control over financial reporting and disclosure controls and procedures. Pine Hill will be compensated at an hourly rate for performing services pursuant to the agreement, subject to a quarterly maximum. Pine Hill will be responsible for all payments to Mr. Jacobson. As a result, Mr. Jacobson will receive no direct compensation from the Company and the amount of aggregate payments made to Pine Hill will be based on the amount of work performed on our behalf.

As previously announced, the resignation of Mr. Burgon as the Company’s Chief Financial Officer will become effective September 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: August 30, 2012